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                                                                   EXHIBIT 10.20

                             SAGENT TECHNOLOGY, INC.

[SAGENT LOGO]

                       SOFTWARE MAINTENANCE AND TECHNICAL
                                SUPPORT AGREEMENT


Sagent Technology, Inc. ("Sagent") will provide the Support Services listed below for the Software and the two contacts ("Designated Contacts") named by Customer on page 3 of this agreement.

1. SUPPORT

Sagent will establish and maintain an organization and process to provide support for the Software to Customer. Support shall include (i) diagnosis of problems or performance deficiencies of the Software and (ii) a resolution of the problem or performance deficiencies of the Software. Sagent will provide telephone software support on a business day basis. Business day is defined as 6:00 AM through 5:00 PM pacific standard time, excluding holidays and weekends. In addition, Sagent will provide an Internet based support system generally available seven (7) days a week, twenty-four (24) hours a day.

Sagent will use its best efforts to cure, as described below, reported and reproducible errors in the Software. Sagent utilizes the following four (4) severity levels to categorize reported problems:

SEVERITY 1 CRITICAL BUSINESS IMPACT

The impact of the reported deficiency is such that the customer is unable to either use the Software or reasonably continue work using the Software. Sagent will commence work on resolving the deficiency within one (1) hour of notification and will engage staff during business hours until an acceptable resolution is achieved.

SEVERITY 2 SIGNIFICANT BUSINESS IMPACT

Important features of the Software are not working properly and there are no acceptable, alternative solutions. While other areas of the Software are not impacted, the reported deficiency has created a significant, negative impact on the Customer's productivity or service level. Sagent will commence work on resolving the deficiency within two (2) hours of notification and will engage staff during business hours until an acceptable resolution is achieved.

SEVERITY 3 SOME BUSINESS IMPACT

Important features of the Software are unavailable, but an alternative solution is available or non-essential features of the Software are unavailable with no alternative solution. The customer impact, regardless of product usage, is minimal loss of operational functionality or implementation resources. Sagent will commence work on resolving the deficiency within one (1) business day of notification and will engage staff during business hours until an acceptable resolution is achieved.

SEVERITY 4 MINIMAL BUSINESS IMPACT

Customer submits a Software information request, software enhancement or documentation clarification which has no operational impact. The implementation or use of the Software by the Customer is continuing and there is no negative impact on productivity. Sagent will provide an initial response regarding the request within one (1) business week.

This agreement is not intended as a consulting agreement for customer services. With respect to severity one (1) reported deficiencies, Sagent may, with the concurrence of the Customer, elect to send senior support or development staff to the Customer location to accelerate problem resolution. Sagent will be responsible for the costs associated with this escalated problem resolution if the problem is determined to be related to supported


                             SAGENT TECHNOLOGY, INC.
              SOFTWARE MAINTENANCE AND TECHNICAL SUPPORT AGREEMENT



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Software. If it is determined that the problem was not related to the supported
Software, the Customer agrees to pay reasonable travel and lodging expenses in addition to Sagent's standard consulting rates. Travel time will be charged at consulting rates.

2. MAINTENANCE

During the term of this agreement, Sagent will provide the Customer with copyrighted patches, updates, releases and new versions of the Software along with other generally available technical material. These maintenance materials including the Software may not be used to increase the licensed number of versions or copies of the Software. The Customer agrees not to use or transfer the prior version but to destroy or archive the prior version of the Software. All patches, updates, release and new versions shall be subject to the license agreement related to the Software.

3. WARRANTY

Sagent will undertake all reasonable efforts to provide technical assistance under this agreement and to rectify or provide solutions to problems where the Software does not function as described in the Software documentation, but Sagent does not guarantee that the problems will be solved or that any item will be error-free. This agreement is only applicable to Sagent Software running under the certified environments specified in the release notes for that product. Sagent will provide the Customer with substantially the same level of service throughout the term of this agreement. Sagent may from time to time, however, discontinue Software products or versions and stop supporting Software products or versions one year after discontinuance, or otherwise discontinue any support service. THE FOLLOWING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR PROMISES TO CUSTOMER OR ANY THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUE, LAW, COURSE OF DEALING, CUSTOM AND PRACTICE OR TRADE USAGE. EXCEPT AS PROVIDED ABOVE, THE SERVICES AND MAINTENANCE ARE PROVIDES "AS IS". Sagent is not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable or if Customer has advised of such a claim. Sagent's liability shall not exceed the fees that Customer has paid under this agreement. Customer agrees that the pricing for the services would be substantially higher but for these limitations.

4. TERM

This agreement shall start on the Effective Date stated below. This agreement shall run for a period of one (1) year from the Effective Date and shall automatically renew for consecutive one (1) year periods unless either party provides written notice of termination within sixty (60) days prior to the anniversary date of the Effective Date. Payment for each renewal term shall be due on the renewal date at the current rates for support of the Software. This agreement may be terminated for non-payment or material breach. Fees paid or due are non-refundable unless Sagent has materially breached this agreement and has failed to cure the breach after 30 days written notice.

5. GENERAL

(a) Each party acknowledges that it has read this Agreement, they understand the agreement and agree to be bound by its terms. Further, both parties agree that this is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and


                             SAGENT TECHNOLOGY, INC.
              SOFTWARE MAINTENANCE AND TECHNICAL SUPPORT AGREEMENT



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         all other agreements, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties. The Software and the use thereof is subject to the license agreement related to the Software.

(b) Times by which Sagent will perform under this agreement shall be postponed automatically to the extent that we are prevented from meeting them by causes beyond reasonable control.

(c) This agreement and performance hereunder shall be governed by the laws of the State of California. Venue shall be in Santa Clara County, California.

(d) No action, regardless of form, arising out of this Agreement may be brought by Customer more than two (2) years after the cause of action has arisen.

(e) If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent, deemed to be omitted.

(f) Customer may not assign or sub-license without the prior written consent of Sagent, Customer's rights, duties or obligations under this Agreement to any person or entity, in whole or in part. A sale of substantially all of Licensee's assets to a third party or any transfer of more than 50% of the voting stock of Licensee to a third party shall not constitute an assignment under this license.

(g) The prevailing party in any action related to this agreement shall have the right to recover its reasonable expenses including attorney's fees.

The term "Software" as used in this agreement means:

Software Name, Version and Number of Copies

__________________________________

__________________________________


Designated Contacts, full names followed by telephone number and e-mail address. (Two maximum).

Contact 1
Name:_____________________________
Telephone #:______________________
E-mail Address:___________________
Contact 2
Name:_____________________________
Telephone #:______________________
E-mail Address:___________________

During the term of this agreement, the Customer may delete and add Designated Contacts by sending notification in writing on Customer's letter head and addressed to Sagent's Vice President of Operations. We may rely on such notice to make the change.

SAGENT TECHNOLOGY, INC.:

Name:_____________________________

Address:__________________________

Signature:________________________

Title:____________________________

Date:_____________________________



CUSTOMER:_________________________

Name:_____________________________

Address:__________________________

Signature:________________________

Title:____________________________

Date:_____________________________

The Effective Date of this
 agreement is:
__________________________________

                             SAGENT TECHNOLOGY, INC.
              SOFTWARE MAINTENANCE AND TECHNICAL SUPPORT AGREEMENT



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